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                                                                    Exhibit 99.1

NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


For More Information:
Jim DeNike                                       Laura Choi (investor relations)
Corixa Corp.                                     Medarex, Inc.
+1-206-754-5716                                  +1-609-430-2880, x216
denike@corixa.com
                                                 Jean Mantuano (media)
Colleen Beauregard                               Medarex, Inc.
Waggener Edstrom Bioscience                      +1-609-430-2880, x221
+1-503-443-7000
colleenb@wagged.com


                    MEDAREX ACQUIRES "ULTRA-POTENT" ANTIBODY
                   PAYLOAD TECHNOLOGY AND PRODUCT DEVELOPMENT
                              PROGRAMS FROM CORIXA


SEATTLE, AND PRINCETON, NJ, MAY 23, 2002 - Medarex Inc. (Nasdaq: MEDX) and Corixa Corp. (Nasdaq: CRXA) today announced that Medarex has acquired Corixa's proprietary Ultra-Potent Toxin technology for creating antibody-toxin conjugates and certain preclinical product development programs in the field of oncology and other disease indications. In return, Corixa will receive $21 million, payable at Medarex's option in cash or shares of Medarex stock, in six equal monthly payments. Medarex also purchased certain equipment to support Medarex's continuing research efforts from Corixa for an additional $2.5 million.

Under the terms of the agreement, Medarex will acquire from Corixa:

   - Ultra Potent Toxins (UPT) program in which certain toxins can be linked to monoclonal antibodies. These toxins include patented small molecules known as duocarmycins, which have been designed to overcome multi-drug resistance;

   - IFNAR1 program, a monoclonal antibody-based program to develop products to inhibit the biological activity of Type I Interferons;

   -  Three monoclonal antibody targets; and

   - Tumor Activated Pro-drug (TAP) program, including CPI-0004, a preclinical stage chemotherapeutic drug for the treatment of solid tumor cancers.

As part of the transaction, Medarex will provide Corixa with a license to use the UPTs with certain monoclonal antibodies, pursuant to which Medarex may receive milestone payments and royalties.

"We believe this is a win-win transaction for both companies in that we were able to leverage our existing partnership and antibody development synergies in a mutually beneficial way," said Steven Gillis, Ph.D., Chairman and Chief Executive Officer at Corixa. "This transaction will allow us to focus our resources on Corixa's core immunotherapeutics while furthering the


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development of transferred technologies with one of the leaders in human antibody-based therapeutics."

"We believe that Ultra-Potent Toxins will become the gold standard for monoclonal antibody `smart bombs'," said Donald L. Drakeman, Ph.D., President and Chief Executive Officer of Medarex. "Together with the monoclonal antibody and oncology development programs, we expect that the UPT technology will enable Medarex to design and develop important new products for the treatment of cancer and other life-threatening diseases."

In connection with this transaction, approximately 30 Corixa scientists based in South San Francisco will join Medarex's California-based research and development group. This team includes highly experienced antibody-toxin experts. Medarex has also agreed to sublease from Corixa approximately 30,000 square feet of laboratory and office space at Corixa's South San Francisco 650 Gateway Blvd. facility, subject to customary conditions.

Medarex and Corixa will publicly discuss this transaction on Friday, May 24:

Corixa will hold a conference call on May 24, 2002 at 8:30 a.m. EST to discuss today's announcement. To participate in the conference call, participants should dial 800-289-0496 (international dial 913-981-5519). A replay of the conference call will be available from 11:30 a.m. EST May 24th through midnight May 28th. To access the replay, please dial 888-203-1112 (international dial 719-457-0820), and enter passcode 366160. Or you can visit the investors section of Corixa's website at www.corixa.com.

Medarex will hold a conference call on May 24, 2002 at 9:30 a.m. EST to discuss today's announcement. To participate in the conference call, participants should dial 800-360-9865 (international dial 973-694-6836). A replay of the conference call will be available until midnight EST, June 7, 2002. To access the replay, please dial 800-428-6051 within the U.S. or 973-709-2089 outside the U.S., and enter passcode 244057.

About Medarex
Medarex is a biopharmaceutical company focused on the discovery and development of therapeutics to treat life-threatening and debilitating diseases. Medarex's UltiMAb Human Antibody Development System(SM) is a unique combination of human antibody technologies that the Company believes enables the rapid creation and development of fully human antibodies to a wide range of potential disease targets for therapeutic antibody products, including products for the treatment of cancer, inflammation, autoimmune and infectious diseases. Medarex's product pipeline is based on a variety of therapeutic antibody products developed through the use of its UltiMAb technology. Medarex creates and develops fully human antibodies for itself and others, offering a full range of antibody related capabilities, including pre-clinical and clinical development supported by cGMP manufacturing services. For more information about Medarex, visit its Web site at http://www.medarex.com/.

About Corixa
Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product


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components on a standalone basis. Corixa currently has 18 programs in clinical development and 22 programs in preclinical development.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Mont., and South San Francisco. For more information, please visit Corixa's Web site at http://www.corixa.com/ or call the company's investor relations information line at 877.4CORIXA or 877.426.7492.

MEDAREX'S FORWARD LOOKING STATEMENTS
Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believes"; "anticipates"; "intends"; "plans"; "expects"; "estimates"; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development as well as risks detailed from time to time in Medarex's public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and subsequent Quarterly Reports on Form 10-Q. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex's public disclosure filings are available from its investor relations department.

CORIXA'S FORWARD LOOKING STATEMENTS
Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to the risk that Corixa does not realize any benefits from the proceeds of the transaction, from its partnership with Medarex or from an enhanced focus on its core research programs, as well as the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in Corixa's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, copies of which are available from Corixa's investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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Medarex(R), the Medarex logo, UltiMAb(TM) and UltiMAb Human Antibody Development
System(SM) are trademarks and service marks of Medarex, Inc. All rights are reserved.

Corixa(R) and Powered by Corixa(TM) are trademarks and service marks of Corixa Corp. All rights are reserved.